Exhibit 99.B5(b)



                       Schedule A dated February 20, 1998
                   to the Investment Advisory Agreement dated
                              April 1, 1997 between
                        PBHG Insurance Series Fund, Inc.
                                       and
                           Pilgrim Baxter & Associates


         Pursuant to Section 5 of this Agreement, each Portfolio shall pay the Adviser, at the end of each calendar month, compensation computed daily at an annual rate of the Portfolio's average daily net assets as follows:


                        Portfolio                                    Fee
                        ---------                                    ---

         PBHG Growth II Portfolio                                    .85%
         PBHG Large Cap Growth Portfolio                             .75%
         PBHG Select 20 Portfolio                                    .85%
         PBHG Technology & Communications Portfolio                  .85%
         PBHG Large Cap Value Portfolio                              .65%
         PBHG Mid-Cap Value Portfolio                                .85%
         PBHG Small Cap Value Portfolio                             1.00%